Exhibit 99.1
Investor Relations Contact:
Lori Owen
Xilinx, Inc.
(408) 879-6911
ir@xilinx.com

XILINX ANNOUNCES Q3 FISCAL 2013 RESULTS

SAN JOSE, CA, January 17, 2013-- Xilinx, Inc. (Nasdaq: XLNX) today announced third quarter fiscal 2013 sales of $509.8 million, down 6% sequentially and flat from the third quarter of the prior fiscal year. Third quarter fiscal 2013 net income was $103.6 million, or $0.38 per diluted share.
The Xilinx Board of Directors announced a quarterly cash dividend of $0.22 per outstanding share of common stock, payable on February 27, 2013 to all stockholders of record at the close of business on February 6, 2013.

Additional third quarter comparisons are represented in the charts below:

GAAP Results
(In millions, except EPS)

				Growth Rates
	Q3 FY 2013	Q2 FY 2013	Q3 FY 2012	Q-T-Q	Y-T-Y
Net revenues	$509.8	$543.9	$511.1	-6%	0%
Operating income	$120.8	$148.1	$137.1	-18%	-12%
Net income	$103.6	$123.4	$127.0	-16%	-18%
Diluted earnings per share	$0.38	$0.46	$0.47	-17%	-19%

“New Product sales increased 17% sequentially in the December quarter, driven by robust adoption of Kintex™-7 and Virtex®-6 FPGAs. Strength from New Products is an encouraging sign in the face of macroeconomic conditions that remained challenging during the quarter," said Moshe Gavrielov, Xilinx President and Chief Executive Officer. “Exiting calendar 2012, I believe we have the strongest product portfolio in our history, a generation ahead of the competition. Our 28-nm products have gained significant momentum across a broad base of applications with clear leadership in performance, power and integration. Sales from these product families increased nearly 20% sequentially in the December quarter, exceeding expectations.”

Net Revenues by Geography:

	Percentages			Growth Rates
	Q3 FY 2013	Q2 FY 2013	Q3 FY 2012	Q-T-Q	Y-T-Y
North America	32%	28%	32%	6%	0%
Asia Pacific	34%	36%	35%	-11%	-3%
Europe	24%	26%	23%	-15%	1%
Japan	10%	10%	10%	-4%	5%

Net Revenues by End Market:

	Percentages			Growth Rates
	Q3 FY 2013	Q2 FY 2013	Q3 FY 2012	Q-T-Q	Y-T-Y
Communications & Data Center	47%	49%	46%	-11%	2%
Industrial, Aerospace & Defense	36%	32%	34%	7%	5%
Broadcast, Consumer & Automotive	15%	15%	15%	-7%	-2%
Other	2%	4%	5%	-42%	-52%

Net Revenues by Product:

	Percentages			Growth Rates
	Q3 FY 2013	Q2 FY 2013	Q3 FY 2012	Q-T-Q	Y-T-Y
New	25%	20%	14%	17%	79%
Mainstream	41%	47%	43%	-18%	-4%
Base	30%	29%	39%	-3%	-24%
Support	4%	4%	4%	1%	3%

Products are classified as follows:

New products: Virtex‐7, Kintex‐7, Artix™-7, Zynq™-7000, Virtex‐6, Spartan™‐6 products
Mainstream products: Virtex‐5, Spartan‐3 and CoolRunner(TM)‐II products
Base products: Virtex‐4, Virtex‐II, Virtex‐E, Virtex, Spartan-II, Spartan, CoolRunner and XC9500 products
Support products: Configuration solutions, HardWire, Software & Support/Services

Key Statistics:
(Dollars in millions)

	Q3 FY 2013	Q2 FY 2013	Q3 FY 2012
Annual Return on Equity (%)*	17	19	22
Operating Cash Flow	$123	$197	$181
Depreciation Expense	$14	$14	$14
Capital Expenditures	$8	$8	$19
Combined Inventory Days	131	109	142
Revenue Turns (%)	57	57	56

 * Return on equity calculation: Annualized net income/average stockholders' equity

Highlights - December Quarter Fiscal 2013

•
Xilinx announced its strategy for its 20-nm portfolio, including the next-generation 8 series All Programmable FPGAs and second generation of 3D ICs and SoCs. This next generation product family builds on a substantial competitive technology lead and addresses the rigorous requirements of next-generation ever 'smarter,' highly integrated, bandwidth hungry systems. The Vivado™ Design Suite is co-optimized with the 20-nm products to enable an unprecedented level of routability, quality of results, and up to a 4X improvement in design productivity.

•
Xilinx estimates its share of the PLD market increased by nearly three percentage points in calendar 2012.  Share gains were driven by particularly strong customer adoption of our 40-nm and 28-nm product families.  These product families are being designed into a broad base of applications within wired and wireless communications, industrial, defense, audio video broadcast and automotive.

Business Outlook - March Quarter Fiscal 2013

•	Sales are expected to be up 2% to 6% sequentially.

•	Gross margin is expected to be approximately 66%.

•	Operating expenses are expected to be approximately $208 million, including $2 million of amortization of acquisition-related intangibles.
•Other income and expense is expected to be an expense of approximately $7 million.
•Fully diluted share count is expected to be approximately 274 million.

•	March quarter tax rate is expected to be approximately 13 - 14%.

Conference Call
A conference call will be held today at 2:00 p.m. Pacific Time to discuss the third quarter financial results and management's outlook for the March quarter. The webcast and subsequent replay will be available in the investor relations section of the Company's web site at www.investor.xilinx.com. A telephonic replay of the call may be accessed later in the day by calling (855) 859-2056 and referencing confirmation code 81590004. The telephonic replay will be available for two weeks following the live call.

This release contains forward-looking statements and projections. Forward-looking statements and projections can often be identified by the use of forward-looking words such as “expect,” “believe,” “may,” “will,” “could,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar expressions. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Such forward looking statements include, but are not limited to, statements related to the semiconductor market, the growth and acceptance of our products, expected revenue growth, the demand and growth in the markets we serve, opportunity for expansion into new markets, and our expectations regarding our business outlook for the March quarter for fiscal 2013. Undue reliance should not be placed on such forward-looking statements and projections, which speak only as of the date they are made. We undertake no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including customer acceptance of our new products, current global economic conditions, the health of our customers and the end markets in which they participate, our ability to forecast end customer demand, a high dependence on turns business, more customer volume discounts than expected, greater product mix changes than anticipated, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, our ability to successfully manage production at multiple foundries, variability in wafer pricing, and other risk factors listed in our most recent Forms 10-Q and 10-K.

About Xilinx

Xilinx develops All Programmable technologies and devices, beyond hardware to software, digital to analog, and single to multiple die in 3D ICs.  These industry leading devices are coupled with a next-generation design environment and IP to serve a broad range of customer needs, from programmable logic to programmable systems integration.  For more information visit www.xilinx.com.

#1303
Xilinx, the Xilinx logo, Artix, ISE, Kintex, Spartan, Virtex, Zynq, Vivado, and other designated brands included herein are trademarks of Xilinx in the United States and other countries. All other trademarks are the property of their respective owners.
XLNX-F

XILINX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	December 29, 2012	September 29, 2012	December 31, 2011	December 29, 2012	December 31, 2011
Net revenues	$509,767	$543,933	$511,091	$1,636,484	$1,681,763
Cost of revenues	170,493	187,713	174,805	556,617	598,501
Gross margin	339,274	356,220	336,286	1,079,867	1,083,262
Operating expenses:
Research and development	129,055	113,887	108,245	364,389	320,036
Selling, general and administrative	86,823	91,928	88,934	274,952	274,011
Amortization of acquisition-related intangibles	2,554	2,319	1,982	7,021	5,587
Restructuring charges	—	—	—	—	3,369
Total operating expenses	218,432	208,134	199,161	646,362	603,003

Operating income	120,842	148,086	137,125	433,505	480,259
Interest and other expense, net	5,149	10,003	7,187	24,824	23,596
Income before income taxes	115,693	138,083	129,938	408,681	456,663
Provision for income taxes	12,045	14,646	2,924	51,765	48,989
Net income	$103,648	$123,437	$127,014	$356,916	$407,674
Net income per common share:
Basic	$0.40	$0.47	$0.49	$1.36	$1.54
Diluted	$0.38	$0.46	$0.47	$1.31	$1.50
Cash dividends per common share	$0.22	$0.22	$0.19	$0.66	$0.57
Shares used in per share calculations:
Basic	260,690	260,605	261,257	261,723	264,183
Diluted	271,174	270,265	267,884	271,861	271,713

XILINX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 29, 2012	March 31, 2012 *
	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$1,686,631	$1,917,627
Accounts receivable, net	232,257	214,965
Inventories	225,985	204,866
Deferred tax assets and other current assets	118,698	112,851
Total current assets	2,263,571	2,450,309
Net property, plant and equipment	373,369	394,982
Long-term investments	1,560,132	1,209,228
Other assets	415,835	409,603
Total Assets	$4,612,907	$4,464,122

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$285,525	$275,774
Deferred income on shipments to distributors	50,017	67,002
Total current liabilities	335,542	342,776
Convertible debentures	918,883	906,569
Deferred tax liabilities	506,995	463,045
Other long-term liabilities	35,362	44,047

Stockholders' equity	2,816,125	2,707,685
Total Liabilities and Stockholders' Equity	$4,612,907	$4,464,122

*	Derived from audited financial statements

XILINX, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended			Nine Months Ended
	December 29, 2012	September 29, 2012	December 31, 2011	December 29, 2012	December 31, 2011
SELECTED CASH FLOW INFORMATION:
Depreciation	$13,680	$14,151	$13,862	$42,434	$40,956
Amortization	4,423	4,188	4,327	12,878	12,363
Stock-based compensation	19,762	19,246	17,843	56,616	48,509
Net cash provided by operating activities	122,568	197,370	180,970	482,884	618,248
Purchases of property, plant and equipment	8,075	7,636	18,984	24,053	50,401
Payment of dividends to stockholders	57,326	57,255	49,566	172,647	150,370
Repurchases of common stock	19,602	87,441	42,447	197,750	219,638
Proceeds from issuance of common stock to employees and excess tax benefit	20,608	28,627	12,017	58,262	71,836

STOCK-BASED COMPENSATION INCLUDED IN:
Cost of revenues	$1,517	$1,473	$1,350	$4,718	$3,944
Research and development	9,654	9,404	8,655	27,681	23,245
Selling, general and administrative	8,591	8,369	7,838	24,217	21,320